EXHIBIT 99.1



                          INDEPENDENT AUDITORS' REPORT


Day Runner, Inc.:

We have audited the accompanying consolidated balance sheets of Day Runner, Inc. and subsidiaries (the "Company") as of June 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Day Runner, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
August   17, 1998
(September 24, 1998 as to Note 20)




                                           DAY RUNNER, INC. AND SUBSIDIARIES

                                              CONSOLIDATED BALANCE SHEETS

                                                 (Dollars in thousands)

                                                         ASSETS

                                                                                                June 30,
                                                                                          1998             1997
                                                                                        ---------         ------
Current assets:
    Cash and cash equivalents......................................................   $   2,923          $15,550
    Accounts receivable (less allowance for doubtful accounts and sales returns and other allowances of $9,942 and $8,664 at
       June 30, 1998 and 1997, respectively).......................................      32,542           22,303
    Inventories....................................................................      37,610           23,406
    Prepaid expenses and other current assets......................................       1,670            2,409
    Income taxes receivable........................................................       2,606
    Deferred income taxes..........................................................       7,218            6,386
                                                                                      ---------          -------
       Total current assets........................................................      84,569           70,054

Property and equipment, net .......................................................      11,888            8,688

Other assets (net of accumulated amortization of $196,000 at June 30, 1998)........       4,722              138
                                                                                      ---------          -------
Total assets.......................................................................   $101,179           $78,880
                                                                                      =========          =======


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Lines of credit................................................................   $   2,716          $   452
    Accounts payable...............................................................       9,969            8,320
    Accrued expenses...............................................................      13,876            9,500
    Income taxes payable...........................................................                        1,049
    Current portion of capital lease obligations...................................          33               23
                                                                                      ---------          -------
       Total current liabilities...................................................      26,594           19,344
                                                                                      ---------          -------

Long-term liabilities:
    Capital lease obligations......................................................          53               52
                                                                                      ---------          -------

Commitments and contingencies

Stockholders' equity:
    Preferred stock (1,000,000 shares authorized; $0.001 par value, no shares issued or outstanding)
    Common stock (29,000,000  shares  authorized;  $0.001 par value;  13,677,386 shares issued and 11,955,598 outstanding at June 30, 1998;
      12,728,858 shares issued and 11,702,658 outstanding at June 30, 1997)........          14               13
    Additional paid-in capital.....................................................      34,445           23,752
    Retained earnings..............................................................      65,076           49,168
    Cumulative translation adjustment..............................................         102               92
    Treasury stock - At cost (1,721,788 and 1,026,200 shares, at June 30, 1998 and
      1997, respectively)..........................................................     (25,105)         (13,541)
                                                                                      ---------          --------
       Total stockholders' equity..................................................      74,532           59,484
                                                                                      ---------          -------
Total liabilities and stockholders' equity.........................................    $101,179          $78,880
                                                                                      =========          =======



                See accompanying notes to consolidated financial statements.






                        DAY RUNNER, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                    (In thousands, except per share amounts)


                                                                        Years Ended June 30,
                                                                1998            1997            1996
                                                              ---------     ----------        --------

Net sales...................................................  $ 167,841      $ 127,376         $125,126
Cost of goods sold..........................................     80,663         60,452           59,920
                                                              ---------      ---------        ---------
Gross profit................................................     87,178         66,924           65,206
                                                              ---------      ---------        ---------
Operating expenses:
    Selling, marketing and distribution.....................     43,193         31,673           29,878
    General and administrative..............................     18,416         14,451           16,376
    Costs incurred in pursuing acquisitions.................                     1,451
                                                              ---------      ---------
       Total operating expenses.............................     61,609         47,575           46,254
                                                              ---------      ---------        ---------
Income from operations......................................     25,569         19,349           18,952
                                                              ---------      ---------        ---------
Interest (income) expense:
    Interest income.........................................       (390)        (1,431)            (823)
    Interest expense........................................        218            130              117
                                                              ---------      ---------        ---------
       Net interest income..................................       (172)        (1,301)            (706)
                                                              ---------      ---------        ---------
Income before provision for income taxes....................     25,741         20,650           19,658
Provision for income taxes..................................      9,833          8,102            7,840
                                                              ---------      ---------        ---------
Net income..................................................  $  15,908      $  12,548        $  11,818
                                                              =========      =========        =========

Earnings per common share:
       Basic................................................  $    1.38       $   1.01        $    0.95
                                                              =========       =========       =========
       Diluted..............................................  $    1.27       $   0.95        $    0.89
                                                              =========       =========       =========

Weighted average number of common shares outstanding:
       Basic................................................     11,533         12,432           12,468
                                                              =========      =========        =========
       Diluted..............................................     12,523         13,182           13,252
                                                              =========      =========        =========

                See accompanying notes to consolidated financial statements.





                        DAY RUNNER, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (Dollars in thousands)


                                                Number                        Additional               Cumulative
                                               of Shares        Common         Paid-In       Retained Translation  Treasury
                                               Outstanding      Stock          Capital       Earnings  Adjustment   Stock     Total
                                               -----------  --------------- ---------------- -------- ---------- ----------   ------

Balance, July 1, 1995.....................     12,251,594       $   12         $ 19,936      $ 24,802    $  37              $44,787
Exercise of options.........................      357,948                         1,475                                       1,475
Tax benefit of options......................                                      1,452                                       1,452
Cumulative translation adjustment ..........                                                               (34)                 (34)
Net income..................................                                                   11,818                        11,818
                                               ----------       ------         --------        ------    ------    -------- -------
Balance, June 30, 1996......................   12,609,542           12           22,863        36,620        3               59,498
Exercise of warrants........................       11,000                            22                                          22
Exercise of options.........................      108,316            1              660                                         661
Tax benefit of options......................                                        157                                         157
Compensation cost associated with
    warrant grant...........................                                         50                                          50
Cumulative translation adjustment...........                                                                 89                  89
Treasury stock..............................   (1,026,200)                                                       $(13,541)  (13,541)
Net income..................................                                                   12,548                        12,548
                                               ----------       -------        -----------    --------     ----- ---------  --------
Balance, June 30, 1997......................   11,702,658           13            23,752       49,168        92  ( 13,541)   59,484
Exercise of warrants........................      278,000                            673                                        673
Exercise of options.........................      670,528            1             4,579                                      4,580
Tax benefit of options......................                                       5,208                                      5,208
Compensation cost associated with
    warrant grant...........................                                         233                                        233
Cumulative translation adjustment...........                                                                 10                  10
Treasury stock..............................     (695,588)                                                        (11,564)  (11,564)
Net income..................................                                                   15,908                        15,908
                                               ----------        -------       ---------    ---------     ------ --------   --------
Balance, June 30, 1998......................   11,955,598        $  14         $  34,445    $  65,076     $ 102  $(25,105)  $74,532
                                               ==========        =====         =========    =========     =====  ========   ========










          See accompanying notes to consolidated financial statements.






                        DAY RUNNER, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                                                        Years Ended June 30,
                                                                1998            1997            1996
                                                              ---------     ----------       -------
Cash flows from operating activities:
    Net income..............................................   $ 15,908      $ 12,548         $11,818
    Adjustments to reconcile net income to net cash provided
       by(used in) operating activities:
      Depreciation and amortization.........................      5,517         3,869           2,548
      Provision for losses on accounts receivable...........                      381             810
      Write-off of barter credits...........................                      200             520
      Utilization of barter credits.........................        100
      Compensation expense related to issuance of warrants..        233            50
      Deferred income tax benefit...........................       (832)       (1,186)            (26)
      Changes in operating  assets and  liabilities,
       net of effects from  purchase of businesses:
         Accounts receivable................................     (8,100)       (1,220)         (2,884)
         Inventories  ......................................    (11,050)       (3,294)          6,543
         Prepaid expenses and other current assets..........        595          (689)            (87)
         Income taxes receivable............................      2,087         1,930          (1,930)
         Accounts payable...................................       (725)          225          (1,028)
         Accrued expenses...................................      3,755          (872)          3,606
         Income taxes payable...............................       (453)        1,206          (1,247)
                                                                --------      --------         -------
        Net cash provided by operating activities...........      7,035        13,148          18,643
                                                                --------      --------         -------
Cash flows from investing activities:
    Acquisition of property and equipment...................     (7,175)       (4,972)         (4,393)
Purchase of businesses......................................     (4,626)
    Other assets............................................       (110)            5              (8)
                                                                ---------    ----------       ----------
    Net cash used in investing activities...................    (11,911)       (4,967)          (4,401)
                                                                ---------    ----------       ----------

Cash flows from financing activities:
    Net borrowings under line of credit.....................       (338)          452
    Payment of long-term debt...............................       (990)                         (141)
    Payment of capital lease obligations....................        (58)          (13)            (23)
    Exercise of warrants....................................        673            22
Exercise of options.........................................      4,580           661           1,475
    Repurchase of common stock..............................    (11,564)      (13,541)
                                                                --------      --------
    Net cash (used in) provided by financing activities.....     (7,697)      (12,419)          1,311
                                                               --------      --------         -------

Effect of exchange rate changes on cash and cash equivalents        (54)           23             (57)
                                                               ---------     ---------       ---------
Net (decrease) increase in cash and cash equivalents........    (12,627)       (4,215)         15,496
Cash and cash equivalents, beginning of year................     15,550        19,765           4,269
                                                               ---------     --------        ---------

Cash and cash equivalents, end of year......................   $  2,923      $ 15,550         $19,765
                                                               ========      ========        =========




          See accompanying notes to consolidated financial statements.


                        DAY RUNNER, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Day Runner, Inc. and subsidiaries (the "Company") is a developer, manufacturer and marketer of paper-based organizers for the retail market. The Company also develops, manufactures and markets a number of related organizing products, including telephone/address books, spiral dated goods, executive accessories, products for children and students, organizing and other wall boards and planners. A substantial portion of the Company's sales is to office products superstores, wholesalers and dealers and to mass market retailers throughout the United States and abroad. The Company grants credit to substantially all of its customers.

     Consolidation. The consolidated financial statements include the accounts of Day Runner, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

     Foreign Currency Translation. Assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the exchange rate prevailing at the balance sheet date and, where appropriate, at historical rates of exchange. Income and expense accounts are translated at the weighted average rate in effect during the year. The aggregate effect of translating the financial statements of the foreign subsidiaries is included as a separate component of stockholders' equity. Foreign exchange gains (losses) were not significant during the years ended June 30, 1998, 1997 and 1996.

     Cash Equivalents. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Fair Value of Financial Instruments. The Company's financial instruments consist primarily of cash, accounts receivable and payable, and debt instruments. The book values of financial instruments, other than the debt instruments, are representative of their fair values due to their short-term maturity. The book value of the Company's debt instruments is considered to approximate its fair value because the interest rate of these instruments is based on current rates offered to the Company.

     Property and Depreciation. Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the respective assets, using the straight-line method. Estimated useful lives range from three to seven years. Vehicles and equipment under capital leases and leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset or the life of the lease.

     Other Assets. Other assets consist primarily of goodwill and non-competition agreements that arose as a result of the Company's acquisitions during fiscal 1998. Goodwill is being amortized using the straight-line method over a period of 20 years, and the non-competition agreements are being amortized using the straight-line method over a period of five years.


     Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment, based on cash flows undiscounted without interest charges, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment losses would be recognized if the carrying amount of the asset exceeds the fair value of the assets.

     Income Taxes. Deferred taxes are determined based on temporary differences between the financial reporting and income tax bases of assets and liabilities at the balance sheet date multiplied by the applicable tax rates.

     Net Sales. Revenue is recognized upon shipment of product to the customer, with appropriate allowances for estimated returns, rebates and other allowances.

     Significant Customers. In 1998, sales to four customers accounted for 28%, 16%, 15% and 14% of the Company's sales. In 1997, sales to four customers accounted for 25%, 15%, 14% and 11% of the Company's sales. In 1996, sales to three customers accounted for 17%, 15% and 12% of the Company's sales.

     New Accounting Standards. In June 1997, the Financial Accounting Standards Board (the "Board") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures about
Segments of an Enterprise and Related Information. These statements are effective for financial statements issued for periods beginning after December 15, 1997. In June 1998, the Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for financial statements issued for periods beginning after June 15, 1999. The Company is evaluating what, if any, additional disclosures may be required upon implementation of SFAS Nos. 130, 131 and 133.

     Reclassifications. Certain reclassifications were made to the prior year financial statements to conform to the current presentation.

2.       INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis. Inventories consist of the following (in thousands):

                                                          June 30,
                                                     1998            1997
                                                  ----------       -------
                 Raw materials.................   $  14,087        $ 10,204
                 Work in process...............         831             426
                 Finished goods................      22,692          12,776
                                                  ---------        --------
                    Total................        $   37,610        $ 23,406
                                                  =========        ========


3.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following (in thousands):

                                                                   June 30,
                                                             1998     1997
                                                           --------   -------
                Displays.................................  $ 9,003    $ 6,094
                Data processing equipment and software...    8,785      5,863
                Machinery and equipment..................    6,705      4,222
                Leasehold improvements...................    2,229      1,838
                Vehicles.................................      250        214
                                                          --------  ---------
                    Total................................   26,972     18,231
                     Accumulated depreciation and
                       amortization......................  (15,084)    (9,543)
                                                          ---------  ---------
                     Property and equipment - net.. ..... $ 11,888    $ 8,688
                                                          ========   =========




4.       ACCRUED EXPENSES

        Accrued expenses consist of the following (in thousands):

                                                              June 30,
                                                            1998      1997
                                                         --------   -------
              Accrued sales and promotion costs........  $ 7,473     $ 5,223
              Accrued payroll and related costs........    2,955       2,128
              Other....................................    3,448       2,149
                                                         --------   ---------
                 Total............................       $ 13,876    $ 9,500
                                                         ========   =========

5.       LINES OF CREDIT

     Effective February 1, 1998, the Company entered into a new credit agreement with a bank to allow the Company to borrow up to $15,000,000 under a line of credit through February 1, 2000 and open commercial or standby letters of credit up to $10,000,000, with the aggregate of borrowings and letters of credit not to exceed $15,000,000. Commercial letters of credit shall be issued for a term not to exceed 180 days, provided, however, that no letters of credit shall have an expiration date subsequent to May 1, 2000. At June 30, 1998, the Company had $1,253,000 outstanding under this line of credit and had outstanding letters of credit totaling approximately $1,050,000. (See Note 20).

     Under this new credit agreement, borrowings bear interest at the Company's election either at the bank's prime rate (8.50% at June 30, 1998) less certain margins, which range from .50% to 1.00%, or at LIBOR (5.66% at June 30, 1998) plus certain margins, which range from .75% to 1.25%, with the margins dependent upon the Company's meeting certain funded debt-to-EBITDA ratios. The credit agreement requires the Company to: maintain a current ratio of not less than
1.50 to 1.00, maintain tangible net worth of not less than $45,000,000, and maintain a funded debt-to-EBITDA ratio of less than 1.50 to 1.00. The Company also is required to obtain the bank's approval to declare or pay dividends in excess of $200,000.

     Each of the Company's two Canadian subsidiaries has a credit agreement with a Canadian bank. The aggregate borrowings under these lines of credit, which are guaranteed by the Company and are used for working capital by these subsidiaries, may not exceed Canadian $3,000,000 (approximately US $2,039,000), bear interest at the bank's prime rate (6.50% at June 30, 1998) and are due and payable on demand. At June 30, 1998, approximately Canadian $2,155,000 (approximately US $1,463,000) was outstanding under these lines of credit. These borrowings were collateralized by substantially all of the two Canadian subsidiaries' assets.

     Total borrowings under the new credit agreement and the two Canadian credit agreements bore interest at an average interest rate of 7.00% and 8.50% for the years ended June 30, 1998 and 1997, respectively. The Company had no borrowings outstanding under its lines of credit during the year ended June 30, 1996.

6.       LEASES

     The Company has four noncancelable operating leases for its principal operating facilities and its corporate headquarters. The leases expire through 2005. The leases include renewal options that, if exercised, would extend the lease terms through 2011, and the leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. The Company also has entered into leases for certain production, warehouse, computer and office equipment under noncancelable operating leases that expire through August 2002.






     The Company also leases certain vehicles and equipment under agreements that meet the criteria for classification as capital leases. Future minimum lease payments under these capital leases, and the future minimum lease payments under the operating leases at June 30, 1998, are summarized as follows (in thousands):


                                                                    Capital       Operating
       Years Ending June 30,                                        Leases         Leases
       ---------------------                                      ---------        ---------
       1999....................................................   $      33         $  4,525
       2000....................................................          24            3,626
       2001....................................................          12            3,014
       2002....................................................          13            1,478
       2003....................................................           4            1,137
       Thereafter..............................................                          836
                                                                  ---------         --------
       Total minimum lease payments............................          86         $ 14,616
                                                                                    ========
       Less current portion of capital lease obligations.......          33
                                                                  ---------
       Long-term portion of capital lease obligations..........   $      53
                                                                  =========


         Included in property and equipment at June 30, 1998 and 1997 are vehicles and equipment under capital leases with a cost of $157,000 and $88,000 and accumulated depreciation of $47,000 and $43,000, respectively.

         Rent expense was  $4,025,000,  $3,841,000  and $3,927,000 for the years ended June 30, 1998, 1997 and 1996, respectively.

7.      INCOME TAXES

         The components of income before provision for income taxes were (in thousands):

                                                            Years Ended June 30,
                                                     1998          1997          1996
                                                    ---------    ---------    ---------

          United States.........................    $  22,856    $  18,765    $  18,029
          Other.................................        2,885        1,885        1,629
                                                    ---------    ---------    ---------
             Total..............................    $  25,741    $  20,650    $  19,658
                                                    =========    =========    =========

         The  provision   for  income  taxes   consists  of  the  following  (in
thousands):

                                                            Years Ended June 30,
                                                      1998         1997          1996
                                                   ----------   ---------     ---------
        Current:
          Federal...............................    $   8,565    $   7,076    $   6,051
          State.................................        1,477        1,825        1,473
          Foreign...............................          623          387          342
                                                    ---------    ---------    ---------
        Total current...........................       10,665        9,288        7,866
                                                    ---------    ---------    ---------
        Deferred:
          Federal...............................         (920)        (961)         (37)
          State.................................           88         (225)          11
                                                    ---------    ---------    ---------
        Total deferred..........................         (832)      (1,186)         (26)
                                                    ---------    ---------    ---------
        Total provision for income taxes........    $   9,833    $   8,102    $   7,840
                                                    =========    =========    =========




         Differences between the total income tax provision and the amount computed by applying the statutory federal income tax rate to income before provision for income taxes are as follows (in thousands):

                                                            Years Ended June 30,
                                                     1998          1997          1996
                                                   ----------   -----------   -------

        Computed tax expense using the
          statutory federal income tax rate.....    $   9,009    $   7,228    $   6,880
        Increase (decrease) in taxes arising from:
          State taxes, net of federal benefit...          769        1,000          980
          Foreign earnings taxed at other
            than federal statutory rate.........         (387)        (273)        (229)
          Other.................................          442          147          209
                                                    ---------    ---------    ---------
          Total.................................    $   9,833    $   8,102    $   7,840
                                                    =========    =========    =========

        Effective income tax rate...............           38%          39%          40%
                                                    =========    =========    =========

           Total deferred tax assets and deferred tax liabilities consist of the following (in thousands):

                                                                              June 30,
                                                                        1998            1997
                                                                    ------------     ------------

          Allowance for sales returns............................     $ 2,918             $  2,490
          Inventory obsolescence reserve.........................       1,220                1,394
          Allowance for doubtful accounts........................       1,074                1,147
          State taxes............................................         615                  615
          Sales programs.........................................         608                  374
          Other deferred tax assets..............................       1,368                1,117
                                                                       ------             --------
          Total deferred tax assets..............................       7,803                7,137
          Deferred tax liabilities...............................        (585)                (751)
                                                                       -------            --------
          Total..................................................      $7,218             $  6,386
                                                                       =======            ========

         Cumulative undistributed earnings of foreign subsidiaries for which no deferred taxes have been provided approximated $4,153,000 at June 30, 1998. The additional taxes payable on the earnings of foreign subsidiaries, if remitted, would be offset by U.S. tax credits for foreign taxes paid.

8.       EARNINGS PER SHARE

         The Company adopted SFAS No. 128, Earnings Per Share, which requires the Company to present basic and diluted earnings per share on the face of the income statement. Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the sum of the weighted average number of common shares outstanding for the period plus the assumed exercise of all dilutive securities. The following reconciles the numerator and denominator of the basic and diluted per share computations for net income (in thousands, except per share amounts):

                                                                    Years Ended June 30,
                                               1998                        1997                       1996
                                          ------------                  -----------                ----------

Net Income                                 $   15,908                   $   12,548                 $   11,818
                                           ==========                   ===========                ==========

Basic Weighted Average Shares
   Weighted average number of
     common shares outstanding                 11,533                       12,432                     12,468

Effect of Dilutive Securities
   Additional shares from the assumed
     exercise of options and warrants           3,093                        2,757                      2,295
Shares assumed to be repurchased
     under the treasury stock method           (2,103)                      (2,007)                    (1,511)
                                           ----------                  -----------                 ----------

Diluted Weighted Average Shares
   Weighted average number of
     common shares outstanding and
     common share equivalents                  12,523                       13,182                     13,252
                                           ==========                  ===========                 ==========

Basic                                      $     1.38                  $      1.01                 $     0.95
                                           ==========                  ===========                 ==========

Diluted                                    $     1.27                 $       0.95                 $     0.89
                                           ==========                 ============                 ==========

9.       STOCK OPTION PLANS

         Under the Company's 1995 Stock Option Plan (the "Plan"), an aggregate of 1,550,000 shares of common stock is reserved for issuance to key employees, including officers and directors, and consultants of the Company. Both incentive stock options and nonstatutory stock options are authorized for issuance under the Plan. The terms of the options are determined at the time of grant. Pursuant to the Plan, the per share option price of incentive stock options may not be less than the fair market value of a share of common stock at the date of grant, and no options may be granted after December 2005. The outstanding options typically become exercisable over a period of five years from the date of issuance and have terms of up to ten years.

         The Company also authorized the issuance of up to 3,450,000 shares of the Company's common stock under its Amended and Restated 1986 Stock Option Plan. Such options typically become exercisable ratably over a period of five years from the date of issuance and have terms of six to ten years. As of June 30, 1998, options covering 2,406,564 shares have been exercised and options covering 1,027,186 shares remain outstanding. No additional options will be granted under this plan.

         During the years ended June 30, 1998, 1997 and 1996, certain officers and employees exercised options to purchase an additional 651,414, 74,300 and 328,050 shares, respectively, of the Company's common stock for an aggregate of $4,278,000, $381,000 and $1,214,000, respectively (see Note 10).

         In connection with the exercise of nonstatutory stock options and the sale of shares purchased pursuant to incentive stock options, the Company realized a reduction in its current tax liability during the years ended June 30, 1998, 1997 and 1996. This reduction totaled $5,208,000, $157,000 and
$1,452,000, respectively, and was credited to additional paid-in capital.


                  A summary of option activity is as follows:

                                                                       Weighted                       Weighted
                                                                         Average                       Average
                                                        Number of       Exercise       Options        Exercise
                                                         Options          Price      Exercisable        Price
                                                         -------          -----      -----------        -----

         Outstanding, July 1, 1995...............      1,733,450        $   5.96
                Granted..........................        336,750            8.38
                Exercised........................       (328,050)           3.69
                Cancelled........................        (10,000)           7.65
                                                    ------------
             Outstanding, June 30, 1996..........      1,732,150            6.85        753,774      $  6.22
                Granted..........................        465,000           13.00
                Exercised........................        (74,300)           5.13
                Cancelled........................        (31,250)          11.96
                                                    ------------
             Outstanding, June 30, 1997..........      2,091,600            8.20     1,102,314          6.90
                Granted..........................        565,000           17.10
                Exercised........................       (651,414)           6.57
                                                    ------------
             Outstanding, June 30, 1998..........      2,005,186           11.24        933,648         8.61

                                                    ============

         At June 30, 1998, the range of option prices for shares under options and the weighted average remaining contractual life is as follows:

                                                      Options Outstanding                Options Exercisable
                                                      -------------------                -------------------
                                                                        Weighted
                                                          Weighted     Average                      Weighted
                                                           Average      Remaining                   Average
                                            Number of      Exercise   Contractual        Number      Exercise
        Range of Option Exercise Price        Options       Price        Life         Exercisable    Price
        ------------------------------      ------------   --------   ------------     -----------   --------

               $ 5.13 - $8.38                  818,636     $  6.69          5.80         601,098     $   6.32
                 9.75 - 13.00                  623,550       11.91          7.42         253,050        11.41
                16.88 - 20.63                  563,000       17.10          9.16          79,500        17.00

         The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for stock option awards. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans as required by SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per common and common equivalent shares would have been reduced to the pro forma amounts indicated below:

                                                                             Years Ended June 30,
                                                                      1998          1997             1996
                                                                  ----------      ----------     --------
      Net income:
                  As reported                                     $  15,908       $   12,548     $  11,818
                  Pro forma                                       $  12,617       $   11,094     $  11,294

      Earnings per common and common equivalent shares:
                  As reported:
                          Basic                                   $   1.38        $    1.01      $    0.95
                          Diluted                                 $   1.27        $    0.95      $    0.89

                  Pro forma:
                          Basic                                   $   1.09        $    0.89      $    0.91
                          Diluted                                 $   1.01        $    0.84      $    0.85

         The fair values of the options granted under the plans during 1998, 1997 and 1996 were estimated on the date of grant using the Black-Scholes option-pricing model. The weighted-average fair value of the options at the date of grant were $9.03, $14.53 and $10.10, during fiscal 1998, 1997 and 1996, respectively. The following weighted average assumptions for 1998, 1997 and 1996, respectively, were used: no dividend yield; volatility of 57.21%, 53.28% and 56.26%; risk-free interest rates of 5.24% to 6.21%, 5.41% to 6.95% and 5.69%
to 6.40%; and expected option lives of one to four years for all periods. Pro forma compensation cost of options granted under the Employee Stock Purchase Plan is measured based on the discount from market value (see Note 10).

         On August 17, 1998, the Company issued options to key employees to purchase 375,000 shares of the Company's common stock at $18.75 per share. The options vest over a period of five years and expire in 2008.

10.      EMPLOYEE STOCK PURCHASE PLAN

         During 1992, the Company adopted an Employee Stock Purchase Plan under which 350,000 shares of common stock were authorized for issuance to employees. Under the plan, eligible employees may purchase, through payroll deductions withheld during an offering period, an amount of common stock not to exceed approximately 5% of the employee's annual compensation. The purchase price per share is the lower of 85% of the fair market value of a share of common stock on the first day of the offering period or on the last day of the offering period. There are two offering periods during each year. During the years ended June 30, 1998, 1997 and 1996, employees purchased an aggregate of 19,114, 34,016 and 29,898 shares of common stock for $302,000, $280,000 and $261,000, respectively, under this plan. These amounts are included in the amounts shown for exercise of options on the consolidated statements of stockholders' equity (see Note 9).

11.      WARRANTS

         During the years ended June 30, 1998, 1997 and 1996, the Board of Directors approved the issuance of warrants to purchase an aggregate of 565,000 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $9.50 to $20.625 per share, vest over periods up to 48 months and expire at various times through April 2008.

         During fiscal 1998 and 1997, certain directors exercised warrants to purchase 278,000 and 11,000 shares, respectively, of the Company's common stock for an aggregate of $673,000 and $22,000, respectively. No warrants were exercised during the year ended June 30, 1996.

         Included in the issuance of warrants to purchase 565,000 aggregate shares of the Company's common stock is a warrant to purchase 50,000 shares that was issued to a director under the terms of a consulting agreement during fiscal 1997. Such issuance was accounted for under SFAS No. 123 using the Black-Scholes option pricing model, which resulted in the recording of $233,000 and $50,000 in compensation cost during the years ended June 30, 1998 and 1997, respectively.

         A summary of warrant activity is as follows:

                                                                       Weighted                       Weighted
                                                                         Average                       Average
                                                        Number of       Exercise       Options        Exercise
                                                        Warrants          Price      Exercisable        Price
                                                        --------          -----      -----------        -----

             Outstanding, July 1, 1995...........        427,000        $   3.84
                Granted..........................         50,000            9.50
                                                    ------------
             Outstanding, June 30, 1996..........        477,000            4.44        449,916         $4.13
                Granted..........................        300,000           11.95
                Exercised........................        (11,000)           2.00
                                                    ------------
             Outstanding, June 30, 1997..........        766,000            7.42        493,082          4.91
                Granted..........................        215,000           17.31
                Exercised........................       (278,000)           2.42
                                                    ------------
             Outstanding, June 30, 1998..........        703,000           12.42        482,166         12.20
                                                    ============

         At June 30, 1998, the range of warrant prices for shares under warrants and the weighted average remaining contractual life is as follows:

                                                     Warrants Outstanding              Warrants Exercisable
                                                     --------------------              --------------------
                                                                        Weighted
                                                           Weighted     Average                      Weighted
                                                            Average    Remaining                     Average
                                              Number of    Exercise    Contractual        Number     Exercise
        Range of Warrant Exercise Price       Warrants       Price        Life         Exercisable    Price
        -------------------------------       ----------   --------   ------------     -----------  ---------

                 $ 6.00 - 9.50                 200,000     $  7.81          5.83         200,000     $   7.81
                  11.78 - 12.81                288,000       11.96          6.01          92,166        12.11
                  16.88 - 20.63                215,000       17.31          9.22         190,000        16.88


12.      STOCK SPLIT

         At a Special Meeting of the Company's stockholders held on March 17, 1998, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to (i) effect a two-for-one split of each of the outstanding shares of common stock of the Company and (ii) increase the number of authorized shares of all classes of stock of the Company from 15,000,000 to 30,000,000, consisting of 29,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. Both actions were effective March 18, 1998. All share and per share data has been retroactively restated to reflect the two-for-one stock split.

13.      TREASURY STOCK

         In fiscal 1997, the Board of Directors authorized the purchase of up to 1,200,000 shares of the Company's common stock, which may be used to meet the Company's common stock requirements for its stock benefit plans. In fiscal 1998, the Board of Directors increased the number of shares of common stock that the Company is authorized to repurchase under this plan by 200,000 shares and authorized the purchase of up to 720,000 shares of the Company's common stock from officers and directors. During fiscal 1998 and 1997, the Company repurchased 695,588 and 1,026,200 shares, respectively, at an average per share cost of $16.625 and $13.195, respectively. All the shares repurchased in fiscal 1998 were from officers and directors at a per share cost equal to the closing price of the stock on the day of the repurchase.

14.      ACQUISITIONS

         On July 29, 1997, the Company purchased the stock of Ultima Distribution Inc. ("Ultima"), which was the distributor of the Company's products in Canada, for approximately $130,000. The Company also entered into non-competition agreements with certain of Ultima's former stockholders. In addition, contingent payments may be paid over the two years following the acquisition based on Ultima's operating performance during that period.

         On October 1, 1997, the Company purchased substantially all the operating assets of Ram Manufacturing, Inc. ("Ram"), an Arkansas based developer, manufacturer and marketer of wall boards. The purchase price was approximately $2,400,000, of which approximately $1,950,000 had been paid as of June 30, 1998. The Company also assumed certain liabilities totaling approximately $3,000,000. In addition, contingent payments may be paid over the three years following the acquisition based upon Ram's operating performance during that period. The owner of Ram, who now works for the Company, entered into a non-competition agreement with the Company.

         On February 1, 1998, the Company purchased the stock of Timeposters Inc. ("Timeposters"), a Canadian developer, manufacturer and marketer of planning and presentation products, including flexible planners, planning boards, other wall boards and easels, and entered into certain non-competition agreements with the founders, who continue to work for Timeposters. The purchase price was approximately $2,546,000. In addition, contingent payments may be paid over the two years following the acquisition based on Timeposters' operating performance during that period.

         The following table presents summarized unaudited pro forma operating results assuming that the Company had acquired these three companies on July 1, 1996 (in thousands, except per share amounts):

                              Years Ended June 30,
                                                    1998                  1997
                                               -------------         -----------

Net Sales                                       $  172,168           $  138,475
Income from operations                          $   25,667           $   19,616
Net income                                      $   15,959           $   12,574
Earnings per share:
     Basic                                      $     1.38           $     1.01
     Diluted                                    $     1.27           $     0.95
Weighted average shares outstanding:
     Basic                                          11,533               12,432
     Diluted                                        12,523               13,182

15.      OTHER TRANSACTIONS

         During 1995 and 1993, the Company entered into barter agreements whereby it delivered $132,000 and $1,098,000, respectively, of its inventory in exchange for future advertising credits and other items. The credits, which expire in October 1999, are valued at the lower of the Company's cost or market value of the inventory transferred. The Company has recorded barter credits of $15,000 and $36,000 in prepaid expenses and other current assets at June 30, 1998 and 1997, respectively. At June 30, 1997, other assets include $79,000 of such credits. No amounts were included in other assets at June 30, 1998. Under the terms of the agreement, the Company is required to pay cash equal to a negotiated amount of the bartered advertising, or other items, and use the barter credits to pay the balance. These credits are charged to expense as they are used. During the year ended June 30, 1998, approximately $100,000 was charged to expense for barter credits used. No amounts were charged to expense for barter credits used during the years ended June 30, 1997 and 1996.

         The Company assesses the recoverability of barter credits periodically. Factors considered in evaluating the recoverability include management's plans with respect to advertising and other expenditures for which barter credits can be used. Any impairment losses are charged to operations as they are determinable. During the years ended June 30, 1997 and 1996, the Company charged $200,000 and $520,000, respectively, to operations for such impairment losses. No such impairment losses were charged to operations during the year ended June 30, 1998.

16.     PROFIT-SHARING AND BONUS PLANS

         In January 1991, the Company established a 401(k) profit-sharing plan in which eligible employees may contribute up to 15% of their eligible earnings. The Company may contribute to the plan at the discretion of the Board of Directors, subject to applicable regulations. In the years ended June 30, 1998, 1997 and 1996, the Board elected to contribute an amount equal to 25% of the first 6% of eligible earnings. Participants vest in the Company's contributions at a rate of 20% after two years of plan participation and 20% each year thereafter until fully vested.

         During the years ended June 30, 1998, 1997 and 1996, the Company's matching contributions were $156,000, $133,000 and $128,000, respectively.

         The Company has an executive bonus plan and incentive compensation arrangements for key employees based on an earnings formula. Compensation expense recorded under these plans was $628,000 and $1,120,000 during the years ended June 30, 1998 and 1996, respectively. No amounts were recorded under these plans during the year ended June 30, 1997.


17.      OPERATIONS IN FOREIGN COUNTRIES

         The following is a summary of the financial  activity of the Company by geographical area (in thousands):
                                                                  Year Ended June 30, 1998
                                             United States           Other         Eliminations            Total
                                             -------------           -----         ------------            -----

Net sales to unaffiliated entities           $     152,938         $  14,903                             $ 167,841
Transfers between geographic areas                   2,348             2,125          $   (4,473)
                                             -------------         ---------          -----------        ----------
Net sales                                    $     155,286         $  17,028          $   (4,473)        $  167,841
                                             =============         =========          ===========        ==========

Income from operations                       $      31,883         $   2,671          $   (8,985)        $   25,569
                                             =============         =========          ===========        ==========

Identifiable assets                          $      88,818         $  13,096          $     (735)        $  101,179
                                             =============         =========          ===========        ==========

                                                                  Year Ended June 30, 1997
                                             United States           Other         Eliminations            Total
                                             -------------           -----         ------------            -----


Net sales to unaffiliated entities           $     122,618         $   4,758                             $  127,376
Transfers between geographic areas                     490             1,621          $   (2,111)
                                             -------------         ---------          ----------         ----------
Net sales                                    $     123,108         $   6,379          $   (2,111)        $  127,376
                                             =============         =========          ==========         ==========

Income from operations                       $      23,927         $   1,834          $   (6,412)        $   19,349
                                             =============         =========          ==========         ==========

Identifiable assets                          $      74,050         $   4,968          $     (138)        $   78,880
                                             =============         =========          ==========         ==========

                                                                  Year Ended June 30, 1996
                                             United States           Other         Eliminations            Total
                                             -------------           -----         ------------            -----


Net sales to unaffiliated entities           $     120,519         $   4,607                             $  125,126
Transfers between geographic areas                     443             1,302          $   (1,745)
                                             -------------         ---------          ----------         ---------
Net sales                                    $     120,962         $   5,909          $   (1,745)        $  125,126
                                             =============         =========          ==========         ==========

Income from operations                       $      22,022         $   1,675          $   (4,745)        $   18,952
                                             =============         =========          ===========        ==========

Identifiable assets                          $      73,940         $   4,061          $      (70)        $   77,931
                                             =============         =========          ==========         ==========

18.      CONTINGENCIES

         In the normal course of business, the Company and certain of its subsidiaries are defendants in various lawsuits. After consultation with counsel, management is of the opinion that these various lawsuits, individually or in the aggregate, will not have a materially adverse effect on the consolidated financial statements.

19.      SUPPLEMENTAL CASH FLOW INFORMATION

         Disclosure of cash flow information (in thousands):

                                                        Years Ended June 30,
                                               1998         1997         1996
                                              --------    --------     --------
         Cash paid during the period for:
             Interest.......................  $    91        $  130    $    24
        Income taxes........................  $ 8,862        $6,026    $ 9,988

          In fiscal 1998, the Company purchased all of the capital stock of Ultima Distribution Inc. and Timeposters Inc. The Company also purchased certain of the assets of Ram Manufacturing, Inc. In conjunction with these acquisitions, net cash expended was as follows (in thousands) (see Note 14):


         Fair value of assets acquired                              $  (11,809)
         Liabilities assumed                                             7,183
                                                                     ---------
         Cash paid                                                  $   (4,626)
                                                                    ==========

         Disclosure of noncash investing and financing activities:

         Capital lease obligations totaling $88,000 were incurred in 1997 when the Company entered into leases to acquire certain vehicles.

         The Company realized a reduction in its current tax liability during 1998, 1997 and 1996 in the amount of $5,208,000, $157,000 and $1,452,000, respectively. Such amounts were credited to additional paid-in capital (see Note
9).

20.       SUBSEQUENT EVENTS

         On September 15, 1998, the Board of Directors of the Company approved the Non-Employee Director Stock Option Plan. Under this plan, an aggregate of 150,000 shares of common stock is reserved for issuance to members of the Board of Directors who are not employees of the Company. In accordance with the plan, the per share option price must equal the fair market value of a share of common stock at the date of grant. The outstanding options become exercisable over a period of one year from the date of issuance and have terms of 10 years. The plan is subject to final approval by the stockholders of the Company.

         On September 23, 1998, Day Runner, Inc., a Delaware corporation (the "Registrant"), and Day Runner UK, plc, a corporation organized under the laws of the United Kingdom and a wholly-owned subsidairy of the Registrant (the "Purchaser"), entered into a Revolving Loan Agreement (the "Loan Agreement") with a bank. The Loan Agreement provides for borrowings through September 30, 2005 (the "Maturity Date"). Borrowings will bear interest either at fixed rates based on the higher of the bank's prime rate and the Federal Funds Rate published by the Federal Reserve Bank of New York or at floating rates calculated by reference to the interest rates at which the bank offers deposits in US dollars in amounts approximately equal to the amount of the relevant Loan and for a period of time comparable to the number of days the relevant Loan will remain outstanding, together with a margin. The maximum amount that may be outstanding under the Loan Agreement is $160,000,000 through December 31, 2000. Thereafter, the maximum amount of borrowings that may be outstanding under the Loan Agreement is reduced by $10,000,000 in each of the following calendar years up to the Maturity Date.

         On September 24, 1998, Registrant announced a cash offer (the "Offer") for Filofax Group plc ("Filofax"), a UK-based company traded on the London Stock Exchange. The offer is for (pound)2.00 (approximately US $3.36) per share for a total of approximately US$80,500,000. The acquisition is being made pursuant to a tender offer by Purchaser to purchase all of the outstanding ordinary shares of stock of Filofax.

         The Offer has not been recommended by Filofax's Board of Directors. The proposed acquisition will be funded by bank debt pursuant to the Loan Agreement.

         Consummation of the Company's Offer is subject to, among other things, the acceptance of Filofax's stockholders, regulatory approvals and the satisfaction or waiver of various other conditions. There can be no assurance that the acquisition will be consummated, or as to the terms on which it may be consummated.